UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2012

RAPTOR PHARMACEUTICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-25571	86-0883978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Commercial Blvd., Suite 200, Novato, California 94949
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (415) 382-8111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
On December 20, 2012, Raptor Pharmaceutical Corp. (the "Company"), and its wholly owned subsidiaries, Raptor Discoveries Inc. ("Raptor Discoveries") and Raptor Therapeutics Inc. ("Raptor Therapeutics"), entered into a loan agreement (the "Loan Agreement") with HealthCare Royalty Partners II, L.P., as lender (the "Lender"), under which the Company agrees to borrow $50 million, in the aggregate principal amount, in two $25 million tranches.  The Company received proceeds from the initial $25 million tranche (the "Tranche A Loan") on December 20, 2012 and will draw the second $25 million (the "Tranche B Loan") upon U.S. Food and Drug Administration ("FDA") approval of RP103 for the potential treatment of nephropathic cystinosis (such approval, the "FDA Approval"), and other customary closing conditions.  The proceeds of the Tranche A Loan and the Tranche B Loan (collectively, the "Loans") will be used to fund the pursuit of regulatory approval and the commercialization of RP103 and for general corporate purposes.
Under the Loan Agreement, the Loans bear interest at an annual fixed rate of 10.75% and a variable rate based on the amount of included product payments in a calendar year which reduces based on the amount of such included product payments.  "Included Product Payments" include the net revenues of the Company and its subsidiaries from existing and future products.  With respect to the variable interest rate for the Tranche A Loan, in the event RP103 has not received FDA Approval prior to March 31, 2013, the percentage of Included Product Payments shall be increased by 25 basis points on March 31, 2013, and further so increased on each calendar quarter end thereafter during which RP103 has not received FDA Approval.
The principal balance of the Loans will be paid in quarterly payments of $1,250,000, with the first such payment due on the ninth quarterly payment date occurring after the date the Tranche B Loan is funded and, in the case of the Tranche A Loan, in no event later than March 31, 2017.  The unpaid principal amount of the Loans, together with accrued and unpaid interest, is due and payable in cash on the maturity date of the Loans.
The Loans mature on December 31, 2019, provided, that, if RP103 has not received FDA Approval prior to March 31, 2013, then the maturity date will be extended by one calendar quarter on March 31, 2013, and further so extended on each calendar quarter end thereafter during which RP103 has not received FDA Approval, but in no event is the maturity date to be extended beyond December 31, 2021.
The Company's obligation to make payments of principal and interest under the Loan Agreement terminate at such time as all such payments to the Lender equal $95 million, provided, that, if RP103 has not received FDA Approval prior to March 31, 2013, such cap will be increased by $2.5 million on March 31, 2013, and further so increased on each calendar quarter end thereafter during which RP103 has not received FDA Approval, but in no event are such increases to exceed $10 million, in the aggregate.  Such cap also may be reduced in certain circumstances.
The Company may prepay either Tranche of the Loans in whole, at any time, in an amount equal to $33,750,000 if prepaid during the first year after the funding of such Loan, $36,250,000 if prepaid during the second year of such Loan, or $38,750,000 if prepaid during the third year of such Loan, in each case less payments made to the Lender in respect to such Loan.  If prepayment of a Loan occurs during the fourth year after the funding of such Loan, fifth year after funding, or thereafter, the prepayment premium is 110%, 105%, and 100% of the outstanding principal balance, respectively, in each case plus all accrued and unpaid fixed interest and variable interest.  Under the Loan Agreement, the Company is obligated to prepay the Loans in the event of the acceleration of the Loans due to an event of default, a change of control of the Company or the occurrence of an uncured material adverse effect on the Company, Raptor Discoveries and Raptor Therapeutics, and, upon the occurrence of any such event prior to the funding of the Tranche B Loan, the Lender may terminate its commitment to make the Tranche B Loan.  The Company also is obligated to prepay the Tranche A Loan upon 30 days' notice from the Lender if RP103 does not receive FDA Approval by June 20, 2015 (and the Lender may so terminate its commitment to make the Tranche B Loan), and the prepayment premium in such event is 120% of the outstanding principal balance, plus all accrued and unpaid fixed interest and variable interest.  Prior to the funding of the Tranche B Loan, the prepayment of the Tranche A in full will terminate the Lender's commitment to lend the Tranche B Loan to the Company.  Neither the Tranche A Loan nor Tranche B Loan may be prepaid without the prepayment of the other.
Under the Loan Agreement, the Company, Raptor Discoveries and Raptor Therapeutics make customary representations and warranties, agree to customary indemnities, and agree to affirmative and negative covenants, such as the use of commercially reasonable efforts to exploit RP103 in specific markets and compliance with laws as well as restrictions on mergers and sale of assets, incurrence of liens, incurrence of indebtedness and transactions with affiliates.  Events of default under the Loan Agreement include failure to  pay principal or interest under the Loans, inaccuracy of  representations or warranties of the Company or its subsidiaries, failure to  perform covenants which remain uncured, failure to pay other specified indebtedness, the payment of which is accelerated, the rendering of certain judgments, decrees or orders against the Company or its subsidiaries that remain unsettled, commencement of bankruptcy proceedings, any of the loan documents or security interests created therein ceasing to be in full force and effect, and failure by the Company and/or any of its Subsidiaries to perform any of the material contract or documents relating to the Loans.  If an event of default occurs, Lender can declare the Loans, all interest thereon and all other amounts payable under the Loan Agreement immediately due and payable.
The obligations of the Company, Raptor Discoveries and Raptor Therapeutics under the Loan Agreement are secured under a security agreement ("Security Agreement") by a security interest in substantially all of the assets of the Company, Raptor Discoveries and Raptor Therapeutics.
The description of the Loan Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which will be filed with the Company's quarterly report on Form 10-Q for the quarter ending November 30, 2012.  Portions of the Loan Agreement may be subject to a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Any omitted material will be included in the request for confidential treatment.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation of the Company is incorporated by reference herein.
Item 8.01  Other Events.
On December 20, 2012, the Company issued a press release titled "Raptor Pharmaceutical Corp. Signs $50 Million Loan Agreement With HealthCare Royalty Partners."  The December 20, 2012 press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On December 21, 2012, the Company issued a press release titled "Raptor Pharmaceutical Corp. Provides Update on PROCYSBI NDA Review" to report that it had received notice from the FDA on December 21, 2012 that the FDA would require additional time to complete its review of the New Drug Application for RP103 for the potential treatment of nephropathic cystinosis and that the initial Prescription Drug User Fee Act goal date has been extended from January 30, 2013 to April 30, 2013.  The December 21, 2012 press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits

(d)            Exhibits.
Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of December 20, 2012	X
99.2	Press release issued by the Company dated as of December 21, 2012	X

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPTOR PHARMACEUTICAL CORP.
Date: December 26, 2012	By:	/s/ Christopher M. Starr, Ph.D.
	Name: Title:	Christopher M. Starr, Ph.D. Chief Executive Officer and Director

Exhibit Index

Filed
Exhibit		Here	Incorporated by Reference
No.	Exhibit Description	with	Form	File No.	Exhibit	Filing Date	Filed By
99.1	Press release issued by the Company dated as of December 20, 2012	X
99.2	Press release issued by the Company dated as of December 21, 2012	X